Exhibit 99.1

TD SYNNEX Reports Record Fiscal 2025 Fourth Quarter Results
•Revenue of $17.4 billion, an increase of 9.7% year over year and above the high end of our outlook. On a constant currency(1) basis, revenue increased by 7.5% year over year.
•Non-GAAP gross billings(1) of $24.3 billion, an increase of 14.7% year over year and above the high end of our outlook. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 12.6% year over year.
•Diluted earnings per share (“EPS”) of $3.04, and non-GAAP diluted EPS(1) of $3.83, an increase of 24.0% year over year.
•Cash provided by operations of $1.5 billion and free cash flow(1) of $1.4 billion.
~~•~~Returned $209 million to stockholders in the form of $173 million of share repurchases and $36 million in dividends.
•Announced a quarterly cash dividend of $0.48 per common share, up 9% year over year.
“In the fourth quarter, our non-GAAP gross billings grew 15% year-over-year and non-GAAP diluted earnings per share grew 24% year-over-year, which established new records for our company and demonstrated the value of our diversified business model and the successful execution of our long-term strategy,” said Patrick Zammit, CEO of TD SYNNEX. “These results complete an outstanding year for our organization in which we’ve substantially surpassed our initial medium-term targets provided at our Investor Day. We are well positioned for the year ahead, underpinned by our specialized business model, an unrivaled portfolio that is indexed toward higher-growing technologies and our continued focus on delivering best-in-class customer experiences. These strengths give us confidence in our ability to drive sustainable growth through time.”
CLEARWATER, FL and FREMONT, CA, January 8, 2026 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal fourth quarter ended November 30, 2025.
Consolidated Financial Highlights for the Fiscal 2025 Fourth Quarter

GAAP
($ in millions, except earnings per share)
	Q4 FY25	Q4 FY24	Net Change from Q4 FY24
Revenue	$17,379	$15,845	9.7%
Gross profit	$1,195	$1,041	14.8%
Gross margin	6.87%	6.57%	30 bps
Operating income	$399	$325	22.7%
Operating margin	2.29%	2.05%	24 bps
Net income	$248	$195	27.5%
Diluted EPS	$3.04	$2.29	32.8%

Non-GAAP
($ in millions, except earnings per share)
	Q4 FY25	Q4 FY24	Net Change from Q4 FY24
Gross billings(1)	$24,327	$21,211	14.7%
Gross to net %(1)	(28.6)%	(25.3)%	(330) bps
Revenue	$17,379	$15,845	9.7%
Gross profit	$1,195	$1,041	14.8%
Gross margin	6.87%	6.57%	30 bps
Operating income(1)	$497	$422	17.9%
Operating margin(1)	2.86%	2.66%	20 bps
Net income(1)	$313	$263	18.8%
Diluted EPS(1)	$3.83	$3.09	24.0%

Consolidated Fiscal 2025 Fourth Quarter versus Fiscal 2024 Fourth Quarter Highlights
•Revenue was $17.4 billion, compared to $15.8 billion, representing an increase of 9.7% and above the high end of our outlook. On a constant currency(1) basis, revenue increased by 7.5%, driven by growth in both our Advanced Solutions and Endpoint Solutions portfolios. A greater percentage of our sales were presented on a net basis due to the mix of products sold, which negatively impacted our revenue compared to the prior fiscal fourth quarter by approximately 5%.
•Non-GAAP gross billings(1) were $24.3 billion, compared to $21.2 billion, representing an increase of 14.7% and above the high end of our outlook. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 12.6%.
•Gross profit was $1.2 billion, compared to $1.0 billion.
•Gross margin was 6.9%, compared to 6.6%. The presentation of additional revenues on a net basis due to the mix of products sold positively impacted our gross margin by approximately 30 basis points.
•Operating income was $399 million, compared to $325 million. Non-GAAP operating income(1) was $497 million, compared to $422 million.
•Operating margin was 2.3%, compared to 2.1%. Non-GAAP operating margin(1) was 2.9%, compared to 2.7%.
•Diluted EPS was $3.04, compared to $2.29. Non-GAAP diluted EPS(1) was $3.83, compared to $3.09.
•Cash provided by operations of $1.5 billion, compared to $562 million, and free cash flow(1) of $1.4 billion, compared to $513 million.
•We returned $209 million to stockholders in the form of share repurchases and dividends, compared to $136 million.
Regional Fiscal 2025 Fourth Quarter versus Fiscal 2024 Fourth Quarter Highlights
•Americas:
◦Revenue was $9.5 billion, compared to $9.2 billion, representing an increase of 2.9%. On a constant currency(1) basis, revenue increased by 3.0%. A greater percentage of our sales were presented on a net basis due to the mix of products sold, which negatively impacted our revenue compared to the prior fiscal fourth quarter by approximately 6%.
◦Non-GAAP gross billings(1) were $14.1 billion, compared to $12.9 billion, representing an increase of 9.3%. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 9.4%.
◦Operating income was $275 million, compared to $228 million. Non-GAAP operating income(1) was $332 million, compared to $284 million.
◦Operating margin was 2.9%, compared to 2.5%. Non-GAAP operating margin(1) was 3.5%, compared to 3.1%.
•Europe:
◦Revenue was $6.5 billion, compared to $5.5 billion, representing an increase of 18.1%. On a constant currency(1) basis, revenue increased by 11.2%. A greater percentage of our sales were presented on a net basis due to the mix of products sold, which negatively impacted our revenue compared to the prior fiscal fourth quarter by approximately 3%.
◦Non-GAAP gross billings(1) were $8.4 billion, compared to $7.0 billion, representing an increase of 20.8%. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 14.0%.
◦Operating income was $93 million, compared to $64 million. Non-GAAP operating income(1) was $133 million, compared to $102 million.
◦Operating margin was 1.4%, compared to 1.2%. Non-GAAP operating margin(1) was 2.1% compared to 1.9%.
•Asia-Pacific and Japan (“APJ”):
◦Revenue was $1.4 billion, compared to $1.1 billion, representing an increase of 24.7%. On a constant currency(1) basis, revenue increased by 26.1%. A greater percentage of our sales were presented on a net basis due to the mix of products sold, which negatively impacted our revenue compared to the prior fiscal fourth quarter by approximately 10%.

◦Non-GAAP gross billings(1) were $1.8 billion, compared to $1.4 billion, representing an increase of 34.2%. On a constant currency(1) basis, non-GAAP gross billings(1) increased by 35.8%.
◦Operating income was $30 million, compared to $33 million. Non-GAAP operating income(1) was $32 million, compared to $36 million.
◦Operating margin was 2.2%, compared to 3.0%. Non-GAAP operating margin(1) was 2.3%, compared to 3.2%.
Fiscal 2026 First Quarter Outlook
The following statements are based on TD SYNNEX’s current expectations for the fiscal 2026 first quarter. These statements are forward-looking and actual results may differ materially. Non-GAAP gross billings(1) include the impact of costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts, and the remaining non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, and the related tax effects thereon.

Q1 2026 Outlook
Revenue	$15.1 - $15.9 billion
Non-GAAP gross billings(1)	$22.7 - $23.7 billion
Net income	$166 - $206 million
Non-GAAP net income(1)	$243 - $283 million
Diluted earnings per share	$2.05 - $2.55
Non-GAAP diluted earnings per share(1)	$3.00 - $3.50
Estimated outstanding diluted weighted average shares	80.1 million
Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.48 per common share. The dividend is payable on January 30, 2026 to stockholders of record as of the close of business on January 16, 2026.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the 2025 fiscal fourth quarter results at 6:00 AM (PT)/9:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.tdsynnex.com and a replay of the webcast will be available following the call.
About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We are an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida and Fremont, California, TD SYNNEX’s approximately 24,000 co-workers are dedicated to uniting compelling IT products, services and solutions from approximately 2,500 best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service.
TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com, follow our newsroom or find us on LinkedIn, Facebook and Instagram.

(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX uses and refers to:
•Non-GAAP gross billings, which are the amounts billed to the customer prior to any presentation adjustment under ASC Topic 606 for those arrangements where the Company does not act as the principal. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations.
•Revenue and non-GAAP gross billings in constant currency, which adjusts for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our performance. Financial results adjusted for constant currency are calculated by translating current period activity using the comparable prior year periods’ currency conversion rate.
•“Gross to net %” refers to the percentage of adjustments made to non-GAAP gross billings for costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts.
•Adjusted selling, general and administrative expenses, which excludes acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense. TD SYNNEX also uses adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings, which is a useful metric in considering our selling, general and administrative expenses without the impact of gross to net revenue adjustments to gross billings. Furthermore, TD SYNNEX uses adjusted selling, general and administrative expenses as a percentage of gross profit, which is a useful metric in considering the portion of gross profit retained after selling, general and administrative expenses.
•Non-GAAP operating income and non-GAAP operating margin, which exclude acquisition, integration and restructuring costs, the amortization of intangible assets and share-based compensation expense.
•Earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, and amortization of intangibles. TD SYNNEX also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes interest expense and finance charges, net, the provision for income taxes, depreciation, amortization of intangibles, other income (expense), net, acquisition, integration and restructuring costs, and share-based compensation expense.
•Non-GAAP net income and non-GAAP diluted earnings per share, which exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, and the related tax effects thereon.
•Free cash flow, which is cash flow from operating activities reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because although it is similar to cash flows from operating activities, TD SYNNEX believes free cash flow is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’s liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.
•Trailing fiscal four quarters return on invested capital (“ROIC”), which is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.

Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.
TD SYNNEX’s acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees and non-employee members of the Company’s Board of Directors based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’s operational results and trends that more readily enable investors to analyze TD SYNNEX’s base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’s Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, capital allocation, as well as guidance related to the first quarter of 2026. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.
These risks and uncertainties include, but are not limited to: the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions; weakness in information technology spending; seasonality; risks related to the buying patterns of our customers, concentration of sales to large customers; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our stockholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates and interest rates; increased inflation; uncertainty over global trade policies and the impacts of related tariffs; dependence upon and trends in capital spending budgets in the IT industry; investments in IT systems and adoption of new technologies, including artificial intelligence or other products and services; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our supplier finance programs; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2024 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.

Copyright 2026 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
Nate Friedel	Bobby Eagle
Investor Relations	Global Corporate Communications
510-668-8436	727-538-5864
IR@tdsynnex.com	bobby.eagle@tdsynnex.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add or compute due to rounding)
(Unaudited)

	November 30, 2025	November 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$2,435,389	$1,059,378
Accounts receivable, net	11,707,581	10,341,625
Receivables from vendors, net	972,658	958,105
Inventories	9,504,340	8,287,048
Other current assets	669,470	678,540
Total current assets	25,289,438	21,324,696
Property and equipment, net	496,291	457,024
Goodwill	4,099,297	3,895,077
Intangible assets, net	3,774,952	3,912,267
Other assets, net	590,920	685,415
Total assets	$34,250,898	$30,274,479

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$1,018,321	$171,092
Accounts payable	17,624,254	15,084,107
Other accrued liabilities	2,318,265	1,966,036
Total current liabilities	20,960,840	17,221,235
Long-term borrowings	3,592,130	3,736,399
Other long-term liabilities	447,981	468,648
Deferred tax liabilities	799,518	812,763
Total liabilities	25,800,469	22,239,045
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 99,012 shares issued as of both November 30, 2025 and 2024	99	99
Additional paid-in capital	7,431,231	7,437,688
Treasury stock, 18,912 and 15,289 shares as of November 30, 2025 and 2024, respectively	(2,038,528)	(1,513,017)
Accumulated other comprehensive loss	(379,433)	(645,117)
Retained earnings	3,437,060	2,755,781
Total stockholders' equity	8,450,429	8,035,434
Total liabilities and equity	$34,250,898	$30,274,479

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Revenue	$17,379,140	$15,844,563	$62,508,086	$58,452,436
Cost of revenue	(16,184,390)	(14,803,618)	(58,139,104)	(54,471,130)
Gross profit	1,194,750	1,040,945	4,368,982	3,981,306
Selling, general and administrative expenses	(792,936)	(715,009)	(2,946,883)	(2,715,781)
Acquisition, integration and restructuring costs	(3,150)	(1,124)	(7,180)	(71,314)
Operating income	398,664	324,812	1,414,919	1,194,211
Interest expense and finance charges, net	(87,558)	(86,419)	(356,608)	(319,458)
Other expense, net	(74)	(1,225)	(1,057)	(8,718)
Income before income taxes	311,032	237,168	1,057,254	866,035
Provision for income taxes	(62,625)	(42,366)	(229,594)	(176,944)
Net income	$248,407	$194,802	$827,660	$689,091
Earnings per common share:
Basic	$3.05	$2.30	$9.99	$7.99
Diluted	$3.04	$2.29	$9.95	$7.95
Weighted-average common shares outstanding:
Basic	80,632	84,154	82,104	85,494
Diluted	80,932	84,519	82,430	85,874

TD SYNNEX Corporation
Consolidated Statements of Cash Flows
(Currency amounts in thousands)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Cash flows from operating activities:
Net income	$248,407	$194,802	$827,660	$689,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	105,078	102,438	414,219	407,532
Share-based compensation	20,190	22,105	66,428	69,201
Provision for doubtful accounts	13,364	(1,178)	35,071	862
Deferred income taxes	(46,809)	(28,813)	(46,809)	(28,813)
Other	2,972	(6,292)	6,687	2,635
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable, net	(851,835)	(503,305)	(1,118,020)	(195,615)
Receivables from vendors, net	(134,416)	(110,758)	8,893	(6,606)
Inventories	(397,379)	(726,000)	(1,051,878)	(1,214,505)
Accounts payable	2,039,800	1,466,053	2,175,637	1,930,252
Other operating assets and liabilities	461,006	152,889	213,816	(436,310)
Net cash provided by operating activities	1,460,378	561,941	1,531,704	1,217,724
Cash flows from investing activities:
Purchases of property and equipment	(38,293)	(49,060)	(142,282)	(175,112)
Acquisition of businesses, net of cash acquired	(6,213)	(11,255)	(83,666)	(43,677)
Proceeds from sale of fixed assets	—	42,890	—	42,890
Settlement of net investment hedges	—	—	(347)	(14,840)
Other	97	5,160	5,129	(3,099)
Net cash used in investing activities	(44,409)	(12,265)	(221,166)	(193,838)
Cash flows from financing activities:
Dividends paid	(35,963)	(34,026)	(146,381)	(138,081)
Proceeds from reissuance of treasury stock	6,256	956	33,621	11,996
Repurchases of common stock	(172,980)	(102,011)	(596,109)	(611,892)
Repurchases of common stock for tax withholdings on equity awards	(21,757)	(16,975)	(31,097)	(24,703)
Net (repayments) borrowings on revolving credit loans	(182,839)	(144,819)	162,260	(39,530)
Principal payments on long-term debt	(583,031)	(789)	(598,572)	(1,486,397)
Borrowings on long-term debt	1,152,159	—	1,152,159	1,349,376
Cash paid for debt issuance costs	(8,750)	—	(8,750)	(13,869)
Net cash provided by (used in) financing activities	153,095	(297,664)	(32,869)	(953,100)
Effect of exchange rate changes on cash and cash equivalents	(8,025)	(46,557)	98,342	(45,184)
Net increase in cash and cash equivalents	1,561,039	205,455	1,376,011	25,602
Cash and cash equivalents at beginning of period	874,350	853,923	1,059,378	1,033,776
Cash and cash equivalents at end of period	$2,435,389	$1,059,378	$2,435,389	$1,059,378

TD SYNNEX Corporation
Regional Financial Highlights - Fiscal 2025 Fourth Quarter
(Currency in millions)
(Amounts may not add or compute due to rounding)

	Q4 FY25	Q4 FY24	Net Change from Q4 FY24
Americas
Revenue	$9,510.0	$9,241.2	2.9%
Non-GAAP gross billings(1)	$14,086.5	$12,883.0	9.3%
Operating income	$275.4	$227.7	20.9%
Non-GAAP operating income(1)	$331.8	$284.0	16.8%
Operating margin	2.90%	2.46%	44 bps
Non-GAAP operating margin(1)	3.49%	3.07%	42 bps

Europe
Revenue	$6,492.2	$5,499.0	18.1%
Non-GAAP gross billings(1)	$8,417.0	$6,969.1	20.8%
Operating income	$93.2	$63.8	46.0%
Non-GAAP operating income(1)	$133.0	$102.0	30.5%
Operating margin	1.44%	1.16%	28 bps
Non-GAAP operating margin(1)	2.05%	1.85%	20 bps

APJ
Revenue	$1,376.9	$1,104.4	24.7%
Non-GAAP gross billings(1)	$1,823.6	$1,359.1	34.2%
Operating income	$30.1	$33.3	(9.7)%
Non-GAAP operating income(1)	$32.2	$35.6	(9.4)%
Operating margin	2.19%	3.02%	(83) bps
Non-GAAP operating margin(1)	2.34%	3.22%	(88) bps
(1) A reconciliation of TD SYNNEX’s GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Revenue in constant currency
Consolidated
Revenue	$17,379,140	$15,844,563	$62,508,086	$58,452,436
Impact of changes in foreign currencies	(353,494)	—	(500,045)	—
Revenue in constant currency	$17,025,646	$15,844,563	$62,008,041	$58,452,436

Americas
Revenue	$9,510,048	$9,241,168	$36,176,520	$34,791,848
Impact of changes in foreign currencies	6,787	—	113,303	—
Revenue in constant currency	$9,516,835	$9,241,168	$36,289,823	$34,791,848

Europe
Revenue	$6,492,153	$5,498,968	$21,694,750	$19,634,156
Impact of changes in foreign currencies	(376,437)	—	(626,335)	—
Revenue in constant currency	$6,115,716	$5,498,968	$21,068,415	$19,634,156

APJ
Revenue	$1,376,939	$1,104,427	$4,636,816	$4,026,432
Impact of changes in foreign currencies	16,156	—	12,987	—
Revenue in constant currency	$1,393,095	$1,104,427	$4,649,803	$4,026,432

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Non-GAAP gross billings
Consolidated
Revenue	$17,379,140	$15,844,563	$62,508,086	$58,452,436
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	6,947,890	5,366,634	26,915,837	21,612,583
Non-GAAP gross billings	$24,327,030	$21,211,197	$89,423,923	$80,065,019
Impact of changes in foreign currencies	(446,345)	—	(620,102)	—
Non-GAAP gross billings in constant currency	$23,880,685	$21,211,197	$88,803,821	$80,065,019

Americas
Revenue	$9,510,048	$9,241,168	$36,176,520	$34,791,848
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	4,576,435	3,641,867	17,902,076	14,870,628
Non-GAAP gross billings	$14,086,483	$12,883,035	$54,078,596	$49,662,476
Impact of changes in foreign currencies	1,879	—	169,760	—
Non-GAAP gross billings in constant currency	$14,088,362	$12,883,035	$54,248,356	$49,662,476

Europe
Revenue	$6,492,153	$5,498,968	$21,694,750	$19,634,156
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	1,924,816	1,470,110	7,315,876	5,769,432
Non-GAAP gross billings	$8,416,969	$6,969,078	$29,010,626	$25,403,588
Impact of changes in foreign currencies	(470,563)	—	(812,948)	—
Non-GAAP gross billings in constant currency	$7,946,406	$6,969,078	$28,197,678	$25,403,588

APJ
Revenue	$1,376,939	$1,104,427	$4,636,816	$4,026,432
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	446,639	254,657	1,697,885	972,523
Non-GAAP gross billings	$1,823,578	$1,359,084	$6,334,701	$4,998,955
Impact of changes in foreign currencies	22,339	—	23,086	—
Non-GAAP gross billings in constant currency	$1,845,917	$1,359,084	$6,357,787	$4,998,955

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Adjusted selling, general and administrative expenses
Revenue	$17,379,140	$15,844,563	$62,508,086	$58,452,436
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	6,947,890	5,366,634	26,915,837	21,612,583
Non-GAAP gross billings	$24,327,030	$21,211,197	$89,423,923	$80,065,019

Gross profit	$1,194,750	$1,040,945	$4,368,982	$3,981,306

Selling, general and administrative expenses(1)	$792,936	$715,009	$2,946,883	$2,715,781
Amortization of intangibles	(75,028)	(73,495)	(296,258)	(292,304)
Share-based compensation	(20,190)	(22,105)	(66,428)	(69,201)
Adjusted selling, general and administrative expenses	$697,718	$619,409	$2,584,197	$2,354,276

Selling, general and administrative expenses(1) as a percentage of revenue	4.56%	4.51%	4.71%	4.65%
Adjusted selling, general and administrative expenses as a percentage of non-GAAP gross billings	2.87%	2.92%	2.89%	2.94%
Selling, general and administrative expenses(1) as a percentage of gross profit	66.4%	68.7%	67.5%	68.2%
Adjusted selling, general and administrative expenses as a percentage of gross profit	58.4%	59.5%	59.1%	59.1%
(1) Excludes acquisition, integration and restructuring costs, which are presented separately on the Consolidated Statements of Operations.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Non-GAAP operating income & non-GAAP operating margin - Consolidated
Revenue	$17,379,140	$15,844,563	$62,508,086	$58,452,436

Operating income	$398,664	$324,812	$1,414,919	$1,194,211
Acquisition, integration and restructuring costs	3,150	1,124	7,180	71,314
Amortization of intangibles	75,028	73,495	296,258	292,304
Share-based compensation	20,190	22,105	66,428	69,201
Non-GAAP operating income	$497,032	$421,536	$1,784,785	$1,627,030

Operating margin	2.29%	2.05%	2.26%	2.04%
Non-GAAP operating margin	2.86%	2.66%	2.86%	2.78%

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Non-GAAP operating income & non-GAAP operating margin - Americas
Revenue	$9,510,048	$9,241,168	$36,176,520	$34,791,848

Operating income	$275,379	$227,682	$1,005,394	$817,548
Acquisition, integration and restructuring costs	2,414	219	4,322	53,245
Amortization of intangibles	40,833	41,430	164,167	165,860
Share-based compensation	13,149	14,681	43,445	45,107
Non-GAAP operating income	$331,775	$284,012	$1,217,328	$1,081,760

Operating margin	2.90%	2.46%	2.78%	2.35%
Non-GAAP operating margin	3.49%	3.07%	3.36%	3.11%

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Non-GAAP operating income & non-GAAP operating margin - Europe
Revenue	$6,492,153	$5,498,968	$21,694,750	$19,634,156

Operating income	$93,192	$63,813	$299,815	$263,913
Acquisition, integration and restructuring costs	612	606	2,112	16,831
Amortization of intangibles	33,278	31,248	128,754	123,567
Share-based compensation	5,946	6,285	19,056	20,318
Non-GAAP operating income	$133,028	$101,952	$449,737	$424,629

Operating margin	1.44%	1.16%	1.38%	1.34%
Non-GAAP operating margin	2.05%	1.85%	2.07%	2.16%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Non-GAAP operating income & non-GAAP operating margin - APJ
Revenue	$1,376,939	$1,104,427	$4,636,816	$4,026,432

Operating income	$30,093	$33,317	$109,710	$112,750
Acquisition, integration and restructuring costs	124	299	746	1,238
Amortization of intangibles	917	817	3,337	2,877
Share-based compensation	1,095	1,139	3,927	3,776
Non-GAAP operating income	$32,229	$35,572	$117,720	$120,641

Operating margin	2.19%	3.02%	2.37%	2.80%
Non-GAAP operating margin	2.34%	3.22%	2.54%	3.00%

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
EBITDA & adjusted EBITDA
Net income	$248,407	$194,802	$827,660	$689,091
Interest expense and finance charges, net	87,558	86,419	356,608	319,458
Provision for income taxes	62,625	42,366	229,594	176,944
Depreciation(1)	30,050	28,943	117,961	115,228
Amortization of intangibles	75,028	73,495	296,258	292,304
EBITDA	$503,668	$426,025	$1,828,081	$1,593,025
Other expense, net	74	1,225	1,057	8,718
Acquisition, integration and restructuring costs	3,150	1,124	7,180	65,828
Share-based compensation	20,190	22,105	66,428	69,201
Adjusted EBITDA	$527,082	$450,479	$1,902,746	$1,736,772
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Non-GAAP net income & non-GAAP diluted EPS(1)
Net income	$248,407	$194,802	$827,660	$689,091
Acquisition, integration and restructuring costs	3,150	1,124	7,180	71,314
Amortization of intangibles	75,028	73,495	296,258	292,304
Share-based compensation	20,190	22,105	66,428	69,201
Income taxes related to the above	(33,770)	(28,112)	(100,389)	(109,973)
Non-GAAP net income	$313,005	$263,414	$1,097,137	$1,011,937

Diluted EPS(1)	$3.04	$2.29	$9.95	$7.95
Acquisition, integration and restructuring costs	0.04	0.01	0.09	0.83
Amortization of intangibles	0.91	0.86	3.56	3.37
Share-based compensation	0.25	0.26	0.80	0.80
Income taxes related to the above	(0.41)	(0.33)	(1.21)	(1.27)
Non-GAAP Diluted EPS(1)	$3.83	$3.09	$13.19	$11.68
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.9% of net income for both the three and twelve months ended November 30, 2025, and was approximately 0.8% and 0.9% of net income for the three and twelve months ended November 30, 2024, respectively.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Three Months Ended		Twelve Months Ended
(Currency in thousands)	November 30, 2025	November 30, 2024	November 30, 2025	November 30, 2024
Free cash flow
Net cash provided by operating activities	$1,460,378	$561,941	$1,531,704	$1,217,724
Purchases of property and equipment	(38,293)	(49,060)	(142,282)	(175,112)
Free cash flow	$1,422,085	$512,881	$1,389,422	$1,042,612

	Forecast
	Three Months Ending
(Currency in millions, except per share amounts)	February 28, 2026
Non-GAAP net income and non-GAAP Diluted EPS	Low	High
Net income	$166	$206
Amortization of intangibles	75	75
Share-based compensation	25	25
Income taxes related to the above	(23)	(23)
Non-GAAP net income	$243	$283

Diluted EPS(1)	$2.05	$2.55
Amortization of intangibles	0.93	0.93
Share-based compensation	0.31	0.31
Income taxes related to the above	(0.29)	(0.29)
Non-GAAP Diluted EPS(1)	$3.00	$3.50
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.9% of the forecast net income for the three months ending February 28, 2026.

	Forecast
	Three Months Ending
(Currency in billions)	February 28, 2026
Non-GAAP gross billings	Low	High
Revenue	$15.1	$15.9
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	7.6	7.8
Non-GAAP gross billings	$22.7	$23.7

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital (“ROIC”)
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	November 30, 2025	November 30, 2024
ROIC
Operating income (trailing fiscal four quarters)	$1,414,919	$1,194,211
Income taxes on operating income(1)	(307,265)	(243,995)
Operating income after taxes	$1,107,654	$950,216

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,368,960	$11,186,988

ROIC	9.7%	8.5%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,784,785	$1,627,030
Income taxes on non-GAAP operating income(1)	(412,683)	(359,411)
Non-GAAP operating income after taxes	$1,372,102	$1,267,619

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,368,960	$11,186,988
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	1,738,666	1,451,601
Total non-GAAP invested capital (last five quarters average)	$13,107,626	$12,638,589

Adjusted ROIC	10.5%	10.0%
(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three Months Ended
		November 30, 2025	November 30, 2024
Days sales outstanding
Revenue	(a)	$17,379,140	$15,844,563
Accounts receivable, net	(b)	11,707,581	10,341,625
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	61	60

Days inventory outstanding
Cost of revenue	(d)	$16,184,390	$14,803,618
Inventories	(e)	9,504,340	8,287,048
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	53	51

Days payable outstanding
Cost of revenue	(g)	$16,184,390	$14,803,618
Accounts payable	(h)	17,624,254	15,084,107
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	98	93

Cash conversion cycle	(j) = (c)+(f)-(i)	16	18